Exhibit 5.1

May 15, 2012

Corsair Components, Inc.

46221 Landing Parkway

Fremont, California 94538

Re:	Corsair Components, Inc.
Registration Statement on Form S-1 (File No. 333-166282)

Ladies and Gentlemen:

I am the Vice President, General Counsel and Corporate Secretary of Corsair Components, Inc., a Delaware corporation (the “Company”), and refer to the Registration Statement on Form S-1 (File No. 333-166282), as amended (as so amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 6,900,000 shares of common stock, par value $0.0001 per share (the “Shares”), of the Company. Of the 6,900,000 Shares (i) up to 4,483,000 authorized but unissued Shares (including up to 359,000 Shares which may be sold to the Underwriters (as defined below) upon exercise of their option to purchase additional Shares) (collectively, the “Primary Shares”) may be offered, issued and sold by the Company, (ii) up to 156,000 Shares (the “Warrant Shares”) may be offered and sold by one of the selling stockholders (the “Selling Stockholders”) named in the Registration Statement (such Selling Stockholder is hereinafter called the “Warrantholder”) upon the cashless exercise of warrants (the “Warrants”), (iii) up to 964,283 Shares (including up to 346,005 Shares which may be sold to the Underwriters upon exercise of their option to purchase additional Shares) (collectively, the “Option Shares”) may be offered and sold by certain of the Selling Stockholders (such Selling Stockholders are hereinafter called the “Optionholders”) upon the exercise of stock options (the “Options”), and (iv) up to 1,296,717 outstanding Shares (including up to 194,995 Shares which may be sold to the Underwriters upon exercise of their option to purchase additional Shares) (collectively, the “Secondary Shares”) may be offered and sold by certain of the Selling Stockholders. The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement among the Company, the underwriters named therein (the “Underwriters”) and the Selling Stockholders (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 16 of Form S-l and Item 601(b)(5) of Regulation S-K.

As counsel to the Company, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the form of Underwriting Agreement, and such other agreements, instruments, certificates, records and other documents as I have deemed necessary or appropriate for the purpose of rendering the opinions set forth in this letter. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies or by facsimile or other means of electronic transmission or which I have obtained from sites on the internet, and the authenticity of the originals of such latter documents. As to facts and certain other matters and the consequences thereof relevant to the opinions expressed herein and the other statements made herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Company, and others.

Based on and subject to the foregoing and the other limitations, assumptions and qualifications set forth herein, I am of the opinion that:

1. The Primary Shares, when issued and delivered by the Company pursuant to the Underwriting Agreement as executed and delivered by the parties thereto against payment by the Underwriters of the purchase price set forth therein (in an amount not less than the par value thereof), will be validly issued, fully paid and non-assessable.

2. The Warrant Shares, when issued and delivered by the Company upon exercise of, and pursuant to, the Warrants against payment (by cashless exercise) by the Warrantholder of the exercise price thereof, will be validly issued, fully paid and non-assessable.

3. The Option Shares, when issued and delivered by the Company upon exercise of, and pursuant to, the Options against payment (in cash) by the Optionholders of the exercise prices thereof, will be validly issued, fully paid and non-assessable.

4. The Secondary Shares have been validly issued and are fully paid and non-assessable.

The foregoing opinions are limited to matters arising under the General Corporation Law of the State of Delaware.

For the purposes of this letter, I have assumed that, at the time of sale and delivery of the Shares to the Underwriters and the issuance of the Primary Shares, the Registration Statement will be effective under the Securities Act and the purchase price to be paid by the Underwriters for the Primary Shares shall have been duly authorized and established by the Company’s board of directors or a duly authorized committee thereof.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to me under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required to be filed under Section 7 of the Securities Act.

Very truly yours,

/s/ Frederick M. Gonzalez

Frederick M. Gonzalez Vice President, General Counsel and Corporate Secretary

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